EXHIBIT 10.55

                               CREDIT AGREEMENT

                                AMENDMENT NO. 5


            This sets forth the Agreement made as of October   ,1995,
between DELTA COMPUTEC INC. ("DCI") and DELTA DATA NET, INC. ("DDI"), both of which are New York corporations with their executive offices at 366 White Spruce Boulevard, Rochester, New York 14623 (collectively "Borrower"), and NATIONAL CANADA FINANCE CORPORATION, a Delaware corporation with an office at Suite 2540, Main Place Tower, 350 Main Street, Buffalo, New York 14202 ("Lender").

                                   Recitals

            A. Borrower and Lender are parties to a Credit Agreement dated April 1, 1994, which was subsequently amended by Amendment No. 1 dated as of November 17, 1994, Amendment No. 2 dated as of January 24, 1995, Amendment No. 3 dated as of April 3, 1995, and Amendment No. 4 dated as of May 1, 1995. Hereafter, the Credit Agreement, as amended, is referred to as the "Credit Agreement." The Credit Agreement establishes a Revolving Credit Facility for Borrower for Loans based upon a "Borrowing Base" of Eligible Receivables and Inventory as set forth in the Credit Agreement, up to a maximum amount of $4,500,000 (the "Revolving Credit Facility"), and for an NCFC Overadvance Facility for Loans of up to $300,000 (the "NCFC Overadvance Facility").

            B. Borrower has advised Lender that it was not in compliance with certain financial covenants contained in the Credit Agreement for Borrower's fiscal quarter ended July 31, 1995 and for the month ended June 30, 1995. Lender has agreed to waive this non-compliance, and Borrower and Lender have agreed further to amend the Credit Agreement to increase the applicable interest rates on the Revolving Credit Facility and the NCFC Overadvance Facility, as set forth in this Amendment No. 5 to the Credit Agreement.

            NOW, THEREFORE, in consideration of the matters recited and of the mutual promises contained herein, Borrower and Lender agree as follows:

            1. Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning defined in the Credit Agreement.

            2. Waiver of Non-compliance. Borrower is in violation of the following financial covenants contained in the Credit Agreement for Borrower's fiscal quarter ended July 31, 1995:

      Section     Covenant                       Required            Actual
       6.17       Tangible Net Worth             $3,000,000         $2,538,000
       6.18       Debt to Tangible Net Worth         3.30:1             4.38:1
       6.19       Working Capital Ratio              0.85:1             0.80:1

       6.20       Pre-Tax Income                 $     0.00         ($ 185,000)
       6.21       Interest Coverage Ratio             1.0:1           Negative

Lender hereby waives Borrowers' non-compliance with the foregoing covenants for the quarter ended July 31, 1995 only.

            Borrower is in violation of the following financial covenant for the month ended June 30, 1995.

      Section     Covenant                 Required      Actual
      6.20        Pre-Tax Income           $  0.00       ($108,000)

            Lender hereby waives Borrowers' non-compliance with the foregoing covenant for the month ended June 30, 1995 only.

            3.    Interest Rates.

                  (a) Section 2.4 of the Credit Agreement which defines the interest rate for the Revolving Credit Facility is amended to increase the interest rate on the outstanding principal balance of the Revolving Credit Loans to two percent (2%) per annum above the National Bank of Canada Prime Rate, and Section 9.6 which defines the interest rate on Overadvances is amended to increase the interest rate on the outstanding principal balance of the NCFC Overadvance Facility to three percent (3%) per annum above the National Bank of Canada Prime Rate.

                  (b) Accordingly, Section 2.4 of the Credit Agreement is amended to read as follows:

            "2.4  Interest.

            a. Until the Maturity Date, whether by acceleration or otherwise, the Borrower agrees to pay interest on the outstanding principal balance of the Loans at the rate of two percent (2%) per annum above the National Bank of Canada Prime Rate as announced in the United States ("Prime Rate") as it may change from time to time based upon a 360-day year for the actual number of days the Loans are outstanding which may result in a higher effective annual rate. After maturity, whether by acceleration or otherwise, the Borrower agrees to pay interest on the outstanding principal balance of the Loans at a rate equal to four percent (4%).

            b. Any change in the Prime Rate shall, without notice to Borrower, be effective hereunder commencing at the same time such new rate becomes effective."

                  (c) Section 9.6 of the Credit Agreement is amended to read as follows:


      "Section 9.6  Interest.

      a.    Until the Maturity Date, whether by acceleration or

otherwise, the Borrower agrees to pay interest on the outstanding principal balance of all Loans made pursuant to the NCFC
Overadvance Facility at the rate of three percent (3%) per annum above the National Bank of Canada Prime Rate as announced in the United States ("Prime Rate") as it may change from time to time based upon a 360-day year for the actual number of days the Overadvance Loans are outstanding. After maturity, whether by acceleration or otherwise, the Borrower agrees to pay interest on the outstanding principal balance of the Overadvance Loans at a rate equal to five percent (5%).

      b. Any change in the Prime Rate shall, without notice to Borrower, be effective hereunder commencing at the same time such new rate becomes effective."

            4.    Additional  Fees.

                  (a) Waiver and Amendment Fee. In consideration of Lender's waiver of Borrower's non-compliance with certain financial covenants, and of Lender's agreement to the amendment of certain of the financial covenants as set forth herein, Borrower shall pay Lender a fee of $6,000 payable upon execution of this Amendment. Borrower shall also pay all legal costs and expenses incurred by Lender in connection with this Amendment.

            5.    Promissory Note.   The Promissory Note shall be
amended and restated to reflect the change in interest rates. The "Third Amended and Restated Promissory Note" shall be in the form of attached Exhibit A.

            6. Reaffirmation of Obligations. Except as hereby amended, all terms of the Credit Agreement shall remain in full force and effect. Further, Borrower ratifies and reaffirms its obligations under the Credit Agreement, the Supplemental Agreements, the Promissory Note, and all other Obligations to Lender.

    7.Counterparts. This Amendment may be executed in counterparts which, when taken together, will constitute one original of this Agreement.

            8. Notices to Borrower. Borrower has advised Lender that it has changed its corporate address to 366 White Spruce Boulevard, Rochester, New York 14623. Hereafter, notices will be sent to that address. In addition, copies of notices will be sent to:

                        Delta Computec Inc.
                        Attention:  President
                        900 Huyler Street
                        Teterboro, New Jersey 07608

                        Mr. Edwin M. Larkin
                        Jaeckle, Fleischmann & Mugel
                        460 Ellwanger and Barry Building
                        39 State Street
                        Rochester, New York 14614


      The foregoing is established by the following signatures of the parties.

                                           BORROWER:

                                           DELTA COMPUTEC, INC.

                                           By    /s/ John DeVito
                                                 John DeVito
                                                 President



                                           DELTA DATA NET, INC.

                                           By    /s/ John DeVito
                                                 John DeVito
                                                 President


                                           LENDER:

                                           NATIONAL CANADA FINANCE
                                           CORPORATION



                                           By    /s/ Michael S. Woodard
                                                 Michael S. Woodard
                                                 Assistant Vice President


                                           By    /s/ Robert G. Uhrig
                                                 Robert G. Uhrig
                                                 Vice President



Consent of Guarantor


            SAI/DELTA, INC. ("Guarantor"), a Florida corporation, is a Guarantor of all Loans to Borrower by Lender under an Unlimited Continuing Guaranty (the "Guaranty") dated April 3, 1995. Guarantor hereby consents to Amendment No. 5 to the Credit Agreement and ratifies and reaffirms its obligations under the Guaranty, its General Security Agreement dated April 3, 1995 in favor of Lender as Secured Party, and under all related documents, agreements, and instruments.

                                           SAI/DELTA, INC.


                                           By:   /s/ John DeVito
                                                 John DeVito, President